AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN CAMERON M. BREADY AND GLOBAL PAYMENTS INC.

Whereas, Global Payments Inc. (“Global”) and Cameron M. Bready (“Executive”) are parties to an Employment Agreement dated May 21, 2014 (the “Agreement”); and

Whereas, the parties now desire to further amend certain of the terms of the Agreement;

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto acknowledge that the Agreement is hereby amended as follows:

1.	The first sentence of Section 3 of the Agreement is deleted in its entirety and replaced with the following:

Subject to § 7, Executive’s initial Employment Period pursuant to this Agreement shall be the period which starts on the Effective Date and ends on August 27, 2021; provided, Executive’s Employment Period shall automatically be extended for one additional year on August 28, 2020 and on each subsequent anniversary of such date unless either the Company or Executive provides notice (in accordance with § 16(f)) before such anniversary date that there will be no such extension.

2.	The last paragraph of Section 12(c)(i) of the Agreement is deleted in its entirety and replaced with the following:

Executive understands that nothing in this Section 12 or this Agreement prohibits or limits Executive from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive; (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Executive shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Executive has made such reports or disclosures; (iii) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in either event solely for the purpose of reporting or investigating a suspected violation of law; or (iv) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and that Executive shall not be held civilly or criminally liable for disclosures covered by clauses (iii) or (iv).

3.	Section 4 of Exhibit A (Form of Release) of the Agreement is deleted in its entirety and replaced with the following:

4. Non-Disparagement. Executive agrees that he will not in any way disparage Company, its affiliated and related companies, or their current and former employees, officers, directors, agents and representatives, or make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned parties or entities. This paragraph shall not limit the rights of Executive

(a) to make any disclosures that are protected under the whistleblower provisions of federal law or regulation or provide testimony pursuant to a valid subpoena or in a judicial or administrative proceeding in which Executive is required to testify or otherwise as required by law or legal process; or (b) to make a complaint to, provide truthful information to, or participate in an investigation conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission.

Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect; provided, however, that if any term or condition of the Agreement conflicts with or is inconsistent with any term or condition of this Amendment, such terms and conditions hereof shall prevail and be controlling.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective officers duly authorized as of the 27th day of August, 2018.

EXECUTIVE:	GLOBAL PAYMENTS INC.

/s/ Cameron M. Bready	By: /s/ David L. Green
Cameron M. Bready	Name: David L. Green
Date: August 27, 2018	Title: Executive Vice President and General Counsel
Date: August 27, 2018

2